August 1, 2000                                                        Exhibit 10

Board of Directors
Mohawk Industries, Inc.
P.O. Box 12069
Calhoun, Georgia 30703-7002

     Re:  Consulting Services

Members of the Board of Directors:

     This letter sets forth our agreement and understanding concerning my provision of consulting services to Mohawk Industries, Inc. (the "Company") following the effective date of my retirement and resignation as Chairman and Chief Executive Officer of the Company, which will be January 1, 2001. Consequently, this letter agreement (the "Agreement") shall become effective on January 1, 2001 and shall continue in effect, subject to paragraph 7, until my current term as a member of the Board of Directors of the Company (the "Board of Directors") expires at the Annual Meeting of Stockholders in 2001. Thereafter, this Agreement may be renewed by our mutual consent for a period ending at any time before the expiration of my next term, if any, as a member of the Board of
Directors of the Company.   As a condition to the renewal of this Agreement, I
understand that I will have to be nominated for reelection as a member of the Board of Directors and be elected to that office.

     Therefore, in light of the mutual undertakings contained in this letter agreement and other good and valuable consideration, we agree as follows:

1.   Business Services.  The Company hereby contracts for and I, David L. Kolb
     -----------------
(the "Consultant"), agree to provide such services to the Company as are assigned by the Board of Directors and as are not inconsistent with the services the Consultant provided to the Company as its Chairman and Chief Executive Officer (the "Services"). The Services will be provided to the Company by Consultant as a director and Consultant shall be entitled to indemnification on the terms provided by the Certificate of Incorporation and Bylaws of the Company for such Services. During the term of this Agreement, the Consultant agrees to hold the non-executive officer, non-employee position of Chairman of the Board of Directors. Consultant agrees to devote his best efforts to the business of the Company and the performance of the Services, provided that the Consultant shall not be required to spend more than fifty percent (50%) of his available business time in the performance of Services hereunder during any calendar month and failure to spend more than fifty percent (50%) percent of his business time in the performance of the Services shall not be considered to not be his best efforts in the performance of the Services. The Consultant may perform Services on the premises of Company; however, he shall perform Services exercising independent judgment and without direct supervision by Company.

2.   Compensation.  As compensation for the Services, Consultant shall be paid
     ------------
an amount equal to fifty percent (50%) of his now current base salary as Chairman and Chief Executive Officer of the Company. Such amount shall be paid in the same manner and frequency as payments of his current base salary are made, provided, however, that the Company shall not withhold taxes from these payments. In addition, the Consultant shall be eligible to receive a bonus for 2001 to be calculated in the same manner and based on the same goals as apply to Corporate participants at Level B in the Company's 2001 Executive Incentive Program (or at the comparable level in any alternative bonus plan adopted by the Board of Directors for 2001) (the "2001 EIP"); provided however, that (a) such bonus payments shall not be subject to downward adjustment by the Compensation Committee of the Board of Directors except that Consultant's calculated bonus amount under the 2001 EIP will be reduced by the same percentage or amount if the calculated bonus amounts for all Corporate participants are reduced by a fixed percentage or amount by the Compensation Committee, (b) any Company stock issued to the Consultant as part of the bonus payment will be issued under the Mohawk Industries, Inc. 1997 Long-Term Incentive Plan and will be registered on the Company's Form S-8 registration statement with the Securities and Exchange Commission, and (c) in the event that the Consultant is not reelected as a member of the Board of Directors or this Agreement is terminated by the Company or not renewed, Consultant shall be entitled to a payout of a pro rata portion of such bonus for the portion of the 2001 plan year during which this Agreement was in effect and Consultant will be entitled to retain any Company stock paid to Consultant pursuant to such plan. Such bonus amount shall be paid in the same manner and at the same time as payments of bonus amounts are paid to other Corporate participants at Levels A or B in the 2001 EIP, provided, however, that the Company shall not withhold taxes from these payments. All benefits to which Consultant shall be entitled for the Services under this Agreement are as provided herein. Any benefits to which Consultant is entitled due to his prior service as an employee of the Company shall be governed by the terms of the plans and agreements under which such benefits are provided, except as specifically modified by this Agreement.

3.   Payment of Taxes.  Consultant acknowledges that he will have sole
     ----------------
responsibility for the payment of all federal, state and local estimated, withholding and employment taxes arising out of his relationship with the Company and the performance of the Services. Consultant acknowledges and agrees that the Company will not withhold on his behalf any sums for income tax, unemployment insurance, Social Security or any other withholding pursuant to any law or requirement of any governmental body. Each and every one of such payments and withholdings is the sole responsibility of Consultant. Consultant agrees to indemnify and hold the Company harmless from any and all loss or liability arising with respect to the failure of Company to withhold or make such payments and withholdings but not in excess of (i) the amounts included in any assesment by the applicable governmental agencies of the income tax that the Company would have been required to withhold pursuant to Section 3402 of the Internal Revenue Code (the "Code") and of the FICA tax that the Company would have been required to withhold pursuant to Section 3102 of the Code, and (ii) any interest accruing on such amounts. In the event the United States Internal Revenue Service ("IRS") should question or challenge the worker status of Consultant under this agreement, Consultant shall notify the Company of any such inquiry or challenge. Consultant and the Company agree that both parties shall have the right to participate in any discussion or negotiation occurring with the IRS, regardless of who initiates such discussions or negotiations, and each party shall notify the other in advance of any planned meeting or discussion.

4.   Reimbursement of Expenses.  Consultant shall be entitled to be reimbursed
     -------------------------
in accordance with the policies of the Company, as adopted and amended from time to time, for all reasonable and necessary expenses incurred by him in connection with the performance of the Services; provided, however, Consultant shall, as a condition of such reimbursement, submit verification of the nature and amount of such expenses in advance of incurring the expense and in accordance with the reimbursement policies adopted by the Company from time to time. Additionally, the Company will continue to provide Consultant during the term of this Agreement with a Company car on the same basis as was previously available to Consultant prior to the effective date of this Agreement.

5.   Calculation of SERP Benefits.  On the effective date of this Agreement,
     ----------------------------
Consultant will no longer be considered an active employee of the Company and shall have retired for purposes of the Mohawk Industries, Inc. Supplemental Executive Retirement Plan (the "SERP"). In calculating Consultant's benefits under the SERP, the Company agrees and acknowledges that (i) Consultant's entire bonus payment under the Mohawk Industries, Inc. 2000 Executive Incentive Program ("2000 EIP") will be included as compensation under the SERP for the 60 months ending December 31, 2000, despite that fact that all or a portion of such bonus payment will not be paid to Consultant until after December 31, 2000 and that a portion of such bonus payment may not yet be vested and (ii) Consultant's entire bonus payment under the Mohawk Industries, Inc. 1995 Executive Incentive Plan ("1995 EIP") will be excluded as compensation under the SERP for the 60 months ending December 31, 2000, despite the fact that all or a portion of such bonus payment was paid to the Consultant during the 60 months ending December 31, 2000. In addition, the Consultant's SERP benefits as of the date of his retirement shall be secured by the Mohawk Industries, Inc. Benefit Security Trust (the "Benefit Security Trust") attached hereto as Exhibit A in the manner set forth in such Exhibit.

6.   Calculation of Bonus under the EIP.  For purposes of the 2000 EIP, the
     ----------------------------------
Company agrees that Consultant shall be entitled to receive the entire calculated bonus amount for the plan year ending December 31, 2000, notwithstanding Consultant's retirement from the Company and without any downward adjustment by the Compensation Committee of the Board of Directors except that Consultant's calculated bonus amount under the 2000 EIP will be reduced by the same percentage or amount if the calculated bonus amounts for all Corporate participants are reduced by a fixed percentage or amount by the Compensation Committee. Further, the Company agrees that Consultant shall be entitled to retain any Company stock that he receives under the 2000 EIP or that he has received under similar programs applicable to earlier fiscal years of the Company notwithstanding his retirement from the Company.

7.   Termination.
     -----------

     (a)  This Agreement shall be terminated at the earliest of the following:

          (1) At any time by the Company upon fifteen (15) days prior written notice of termination delivered to me in accordance with the provisions of
     Section 9 hereof;

          (2) By Consultant upon a breach of this Agreement by the Company and failure by the Company to remedy such breach within thirty (30) days after receipt of notification thereof delivered in accordance with the provisions of Section 9 hereof.

     (b) Upon termination all rights and obligations of the parties under this Agreement will immediately cease and terminate (except for the rights and obligations pursuant to Sections 5 and 6, which will survive such termination), and the Company will have no further obligation to Consultant with respect to this Agreement, except for compensation and reimbursable expenses accrued and unpaid at the date of termination.

8.   Severability.  This Agreement is intended to be performed in accordance
     ------------
with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or particular circumstance, shall, for any reason and to any extent, be invalid or unenforceable, it is the intention of the parties to this Agreement that the remainder of this Agreement and the application of such provisions to other persons or particular circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

9.   Notices.  Except as otherwise specifically provided herein, any notice
     -------
required or permitted to be given by a party pursuant to this Agreement must be given in writing, and personally delivered or mailed to the other party by certified or registered mail, return receipt requested, at the address set forth below the signature of such party on this Agreement or at such other address as such party may designate by written notice given in accordance with this Section
9. Any notice complying with this Section 9 will be deemed received upon actual receipt by the addressee.

10.  Assignment.  This Agreement, and the rights and obligations of the parties
     ----------
under this agreement may be assigned only upon the prior written approval of the parties. The rights and obligations of the parties will inure to the benefit of, will be binding upon and will be enforceable by the parties and their lawful successors and representatives.

11.  Entire Agreement.  Except as to the terms of the 2000 EIP, the 2001 EIP,
     ----------------
the SERP and the Benefit Security Trust, which shall be governed by separate agreements, this Agreement, when executed, embodies the entire agreement of the parties on the subject matter hereof; provided, that to the extent that the terms of the 2000 EIP, the 2001 EIP, the SERP and the Benefit Security Trust differ from the terms of this Agreement, the terms of this Agreement shall govern. No amendment or modification of this Agreement will be valid or binding upon the Company or Consultant unless made in writing and signed by the parties.

12.  Modification and Waiver.  Any term or condition of this Agreement may be
     -----------------------
waived in writing at any time by the party hereto which is entitled to the benefit of such term or condition. Any waiver on one occasion shall not be deemed to be a waiver of the same or of any other breach on any future occasion. This Agreement may be modified or amended only by a writing signed by all of the parties hereto.

13.  Counterparts and Headings.  This Agreement may be executed simultaneously
     -------------------------
in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The headings set out in this Agreement are for the convenience of reference only and shall not be deemed to be a part of this Agreement.

14.  Choice of Law.  The validity and effect of this Agreement shall be governed
     -------------
by and construed and enforced in accordance with the internal laws of the State of Georgia, without giving effect to any rules regarding conflicts of law.

15.  Venue.  Any action, suit or proceeding arising out of or in connection with
     -----
this Agreement (collectively "Proceeding") shall be brought exclusively in the U.S. District court for the Northern District of Georgia or a state court of competent jurisdiction in Fulton County, Georgia. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection which such party may have to the laying of venue for any Proceeding in any such court.

16.  Attorneys' Fees.  If any action or other proceeding is brought for the
     ---------------
enforcement of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which the party may be entitled.

     IN WITNESS WHEREOF, the Company, through its duly authorized officer, and the Consultant have executed this Agreement, under seal, all as of the day and year first above written.

ATTEST:                                 MOHAWK INDUSTRIES, INC..

/s/ John D. Swift
----------------------------------
          John D. Swift
Title:  Vice President of Finance       By: /s/ David L. Kolb
      ----------------------------         --------------------------------

       [CORPORATE SEAL]                 Title: President & COO
                                              -----------------------------

                                        CONSULTANT:

                                        /s/ David L. Kolb
                                        -----------------------------------
                                        DAVID L. KOLB